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                                                                     EXHIBIT 5.1

                   [GOWLING STRATHY & HENDERSON LETTERHEAD]



July 6, 2000

Bid.Com International Inc.
6725 Airport Road, Suite 201
Mississauga, Ontario
Canada L4V 1V2

  Re:  Registration Statement on Form F-3
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Gentlemen:

  We have acted as counsel to Bid.Com International Inc., a corporation formed under the laws of the Province of Ontario, Canada (the "Registrant"), in connection with a Registration Statement on Form F-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 1,261,106 common shares (the "Shares"), no par value per share, to be sold by the Selling Shareholder. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Registration Statement.

  In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Registrant.

  Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Common Shares, when sold by the Selling Shareholder, will be validly issued, fully paid and non-assessable.

  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                               Yours very truly,

                                               /s/ Gowling Strathy & Henderson